Exhibit 10.1

THE SPECTRANETICS CORPORATION
AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN

PERORMANCE STOCK UNIT GRANT NOTICE

The Spectranetics Corporation, a Delaware corporation (the “Company”), pursuant to The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) the following award of Performance Stock Units (“PSUs”). This award of PSUs is subject to all of the terms and conditions set forth in this Grant Notice, in the Performance Stock Unit Terms and Conditions (the “Terms and Conditions”) attached hereto as Appendix A and in the Process for Determining Earned PSUs attached hereto as Appendix B (this Grant Notice and Appendix A and Appendix B being collectively referred to as the “Award Agreement”) and in the Plan, the terms of which are incorporated herein by reference. All capitalized terms used and not otherwise defined in this Award Agreement shall have the meanings ascribed to such terms in the Plan (as it may be amended from time to time) unless the context clearly indicates otherwise.

Participant:	[Name]
Grant Date:	[Date]
Target Number of PSUs:	[Number]
The number of PSUs actually earned can be between 0% and 250% of the Target Number of PSUs and is determined at the end of the Performance Period.
Performance Period:	January 1, 2014 to December 31, 2016
Performance Measures:	Revenue Growth and Adjusted EBITDA Margin (see tables and description below)
Payout Range:	0% to 250% of Target Number
Vesting Dates:	75% of earned PSUs on December 31, 2016
25% of earned PSUs on December 31, 2017
Payment of PSUs:	The Company shall pay to the Participant in the form of one share of Stock for each vested PSU as set forth in Section 4 of the attached Performance Stock Unit Terms and Conditions.
Termination of PSUs:
Unvested PSUs are forfeited and terminated to the extent set forth in Section 3 of the attached Terms and Conditions if the Participant ceases to be an Employee, Consultant or Independent Director (a “Termination of Service”).

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement. The Participant has reviewed the Award Agreement, including Appendices A and B, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Award Agreement and the Plan. In the event that there are any inconsistencies between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall control. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Performance Stock Unit Agreement.
Signed:

THE SPECTRANETICS CORPORATION:		PARTICIPANT:
By:
Name:	Robert Fuchs	Print Name:
Title:	Senior Vice President, Global	Address:
Human Resources

APPENDIX A
TO PERFORMANCE STOCK UNIT GRANT NOTICE
PERFORMANCE STOCK UNIT TERMS AND CONDITIONS
1.Grant. Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and these Performance Stock Unit Terms and Conditions (the “Terms and Conditions”) attached to the Grant Notice, and which together constitute the “Award Agreement,” The Spectranetics Corporation, a Delaware corporation (the “Company”), has granted to the Participant an award PSUs under The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan (the “Plan”), subject to all of the terms and conditions contained in this Award Agreement and the Plan. All capitalized terms used but not defined in the Award Agreement shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.
2.PSUs. Each PSU that vests represents the right to receive payment, in accordance with Section 4 below, in the form of one share of Stock. Unless and until a PSU vests, the Participant has no right to payment in respect of any such PSU. Prior to actual payment in respect of any vested PSU, such PSU represents an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting and Termination. Except as otherwise provided in this Section 3, the number of PSUs that are earned and eligible to vest is determined as set forth in Appendix B.
3.1    Unearned PSUs. Any PSUs that have not yet been earned in the manner provided in Appendix B as of the end of the Performance Period immediately terminate and are forfeited and cancelled without payment of consideration therefore.
3.2    Voluntary Termination by the Participant or Termination by the Company for Cause. All PSUs that have not yet vested as of the Participant’s Termination of Service due to voluntary termination by the Participant (not to include termination for Good Reason as contemplated by Section 3.5 below) or to termination by the Company for Cause (defined as contemplated by the Plan) thereupon terminate and are forfeited and cancelled without payment of consideration therefore.
3.3    Termination by Reason of Death or Disability. If the Participant's Termination of Service occurs by reason of death or Disability during the Performance Period, the Participant, or the Participant's estate or designated beneficiary in the event of the Participant’s death, is entitled to a prorated vesting and payout of PSUs. The number of PSUs that vest upon such Termination of Service is equal to the Target Number of PSUs set forth in the Grant Notice multiplied by a fraction, the numerator of which equals the number of days such Participant was employed with the Company during the Performance Period and the denominator of which equals the number of days in the Performance Period. Any PSUs that do not vest under the circumstances described in the preceding sentence are forfeited and cancelled without payment of consideration therefor. If the Participant's Termination of Service occurs by reason of death or Disability after the Performance Period but before December 31, 2017, any earned but unvested PSUs immediately vest upon such Termination of Service.
3.4    Termination Without Cause or for Good Reason. Except as provided in Section 3.5, if the Participant experiences an involuntary Termination of Service without Cause or a voluntary Termination of Service for Good Reason (defined as contemplated by the Plan), the PSUs vest as follows (and any PSUs that do not vest under the circumstances described below are forfeited and cancelled without payout of consideration therefor):

(a)    If such termination occurs in the first year of the Performance Period, all unvested PSUs as of the Participant’s Termination from Service thereupon terminate and are forfeited and cancelled without payment of consideration therefore.
(b)    If such termination occurs in the second year of the Performance Period, then the Participant is entitled to an immediate vesting of one-third of a number of PSUs equal to the Target Number of PSUs as set forth in the Grant Notice multiplied by a Performance Factor determined in the manner specified in Appendix B, except that the Performance Period for purposes of applying Appendix B is deemed to be one year rather than three years.
(c)    If such termination occurs in the third year of the Performance Period, then the Participant is entitled to an immediate vesting of two-thirds of a number of PSUs equal to the Target Number of PSUs as set forth in the Grant Notice multiplied by a Performance Factor determined in the manner specified in Appendix B, except that the Performance Period for purposes of applying Appendix B is deemed to be two years rather than three years.
(d)    If such termination occurs after the end of the Performance Period but before December 31, 2017, then 75% of PSUs earned based on actual performance over the Performance Period vest as provided in the Grant Notice. The remaining 25% of the earned PSUs are forfeited and cancelled without payout of consideration therefor.
3.5    Change in Control. If a Change in Control occurs during the Performance Period and prior to the Participant’s Termination of Service:
(a)    If this Award is continued, assumed or replaced by the surviving or successor entity (or its parent entity) and within 12 months after the Change in Control the Participant experiences an involuntary Termination of Service without Cause or a voluntary Termination of Service for Good Reason, then the Participant is entitled to the immediate vesting and payout of a number of PSUs equal to the Target Number of PSUs as set forth in the Grant Notice multiplied by a Performance Factor determined as provided in Section 3.5(c). Any PSUs that do not vest under the circumstances described in the preceding sentence are forfeited and cancelled without payment of consideration therefor.
(b)    If this Award is not continued, assumed or replaced by the surviving or successor entity (or its parent entity), then the Participant is entitled to the immediate vesting and payout of a number of PSUs equal to the Target Number of PSUs as set forth in the Grant Notice multiplied by a Performance Factor determined as provided in Section 3.5(c). Any PSUs that do not vest under the circumstances described in the preceding sentence are forfeited and cancelled without payment of consideration therefor.
(c)    For purposes of Sections 3.5(a) and 3.5(b), the Performance Factor shall be determined in the manner specified in Appendix B, except that (i) the Performance Period for purposes of applying Appendix B shall be deemed to have ended on (A) the date of the Change in Control, if the Change in Control occurs on the last date of a fiscal quarter, or (ii) the last day of the fiscal quarter preceding the Change in Control if the Change in Control does not occur on the last day of a fiscal quarter, and (ii) if the date the Performance Period is deemed to have ended under clause (i) is not also the last day of a fiscal year, then the period between the last day of the Company’s immediately preceding fiscal year and the deemed last day of the Performance Period (the “Stub Period”) shall be deemed a fiscal year for purposes of Appendix B and the Company’s Revenue and Adjusted EBITDA for such deemed fiscal year shall be annualized amounts based on the Company’s actual Revenue and Adjusted EBITDA for the Stub Period.
4.Payment after Vesting; Code Section 409A. The Company shall issue one share of Stock (in book-entry form or otherwise) in respect of each PSU that vests in accordance herewith to the Participant (or in the event of the Participant’s death, to the Participant’s estate or designated beneficiary) as soon as practicable following the date on which such PSU vests. Notwithstanding anything herein to the contrary, no such payment shall be made to the Participant during the six-month period following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) on the date of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time set forth in this Section 4 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such six-month period.
5.Tax Withholding. The Company may deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the PSUs. Without limiting the generality of Section 15.3 of the Plan, the Participant may, in satisfaction of the foregoing requirement, elect to have the Company withhold or cause to be withheld shares of Stock otherwise issuable in respect of such PSUs having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Stock which may be so withheld shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.
6.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant has any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
7.Non-Transferability. Neither the PSUs nor any interest or right therein is liable for the debts, contracts or engagements of the Participant or his or her successors in interest or subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 7 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void.
8.Distribution of Stock. Notwithstanding anything herein to the contrary, the Company is not required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. In the event that any such issuance or delivery is delayed because the Company reasonably determines that such issuance or delivery will violate Federal securities laws or other applicable law, such issuance or delivery shall be made at the earliest date at which the Company reasonably determines that such issuance or delivery will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any such recording or delivery if such delay will result in a violation of Section 409A of the Code. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee may require the Participant to comply with any timing or other restrictions with respect to the settlement of any PSUs, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant any certificates evidencing shares of Stock issued upon settlement of any PSUs under this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) and all references herein to certificates shall be deemed to apply instead to recordation in such books.
9.No Effect on Service Relationship. Nothing in this Agreement or in the Plan confers upon the Participant any right to serve or continue to serve as an Employee, Consultant, Independent Director or other service provider of the Company or any Subsidiary.
10.Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
11.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the PSUs and that the Participant is not relying on the Company for tax advice.
12.Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.
13.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant becomes subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this

Agreement is deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.Code Section 409A. Neither the PSUs nor this Agreement is intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, notwithstanding anything to the contrary, the shares of Stock issuable hereunder shall be distributed no later than the later of: (i) the 15th day of the third month following Participant’s first taxable year in which the PSUs are no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following the first taxable year of the Company in which the PSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. Nevertheless, to the extent that the Committee determines that any PSUs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the PSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the PSUs, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code.
16.Adjustments. The Participant acknowledges that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
17.Notices. Notices required or permitted hereunder must be given in writing and are deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement inures to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
19.Governing Law. This Agreement is intended to be administered, interpreted and enforced under the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
20.Captions. Captions provided herein are for convenience only and are not intended to serve as a basis for interpretation or construction of this Agreement.